Exhibit 99.1


               Mega Marts, Inc./Tri City Pick `n Save

                  Combined Financial Statements

   Years ended January 1, 2000, January 2, 1999 and January 3, 1998



                             Contents

Report of Independent Auditors                                          1

Combined Financial Statements

Combined Balance Sheets                                                 2
Combined Statements of Income                                           3
Combined Statements of Changes in Stockholders' and Divisional Equity	  4
Combined Statements of Cash Flows                                       5
Notes to Combined Financial Statements                                  6






Report of Independent Auditors

The Board of Directors
Mega Marts, Inc.

We have audited the accompanying combined balance sheets as of January 1, 2000 and January 2, 1999, of Mega Marts, Inc./Tri City
Pick `n Save (the Company), and the related combined statements of income, changes in stockholders' and divisional equity and cash flows for each of the three years in the period ended January 1, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at January 1, 2000 and January 2, 1999, and the combined results of its operations and its cash flows for each of the three years in the period ended January 1, 2000, in conformity with accounting principles generally accepted in the United States.

	ERNST & YOUNG LLP

Milwaukee, Wisconsin
February 18, 2000, except for
	Note 9, as to which the date is March 31, 2000

               Mega Marts, Inc./Tri City Pick'n Save
                   Combined Balance Sheets

                              January 1, 2000             January 2, 1999
                              ---------------             ---------------
Assets
Current assets:
Cash                          $  7,437,182                $  5,425,140
Receivables                     10,500,841                   9,277,355
Inventories                     22,525,953                  21,938,479
Deferred income taxes              802,000                     773,000
Other current assets             1,367,214                     747,303
                              -------------               -------------
Total current assets            42,633,190                  38,161,277

Investments                      9,087,383                   7,362,484
Annual rebate receivable         1,862,979                   1,643,918
Receivable from affiliate          178,811
Property and equipment, net     47,114,469                  42,858,783
Intangible assets                1,604,567                   1,760,819
Deferred charges and other         105,287                     104,637
                              ------------                -------------
Total assets                  $102,586,686                $ 91,891,918
                              ============                ============
Liabilities and stockholders' and divisional equity
Current liabilities:
Accounts Payable              $ 24,030,810                $ 21,696,470
Employee compensation            4,621,500                   4,088,686
Other accrued expenses           5,352,234                   4,438,312
Accrued income taxes               165,691                     122,056
Current portion of LT debt          36,140                      34,751
                              ------------                ------------
                               34,206,375                   30,380,275
Long-term debt                 22,699,610                   22,532,725
Payable to affiliate                                           892,980
Other liabilities                  97,521
Deferred income taxes           5,059,000                    5,015,000

Commitments
Stockholders' and divisional equity:
Common stock, $.01 par value;
 35,800,000 shares authorized;
  5,800,000 issued and
  outstanding                      58,000                       58,000
Additional paid in capital        232,000                      232,000
Retained earnings/divisional
  equity                       40,234,180                   32,780,938
                              -----------                 ------------
Total stockholders' equity     40,524,180                   33,070,938
                             ------------                 -------------
Total liabilities and
  stockholders' equity       $102,586,686                 $ 91,891,918
                             ============                 ============

                   Mega Marts, Inc./Tri City Pick 'n Save
                   Combined Statements of Income
                                                   Year ended
                                          January 1, 2000     January 2, 1999   January 3, 1998
                                          ---------------     ---------------   ---------------
Net sales                                 $513,145,934         $465,765,956     $451,327,597
Cost of sales                              413,033,680          375,380,900      367,638,626
                                          ------------         ------------     ------------
Gross margin                               100,112,254           90,385,056       83,688,971

Operating expenses                          79,460,039           71,500,942       68,946,134
Depreciation and amoritization               6,048,155            5,728,438        5,585,270
Preopening expenses                            257,464
                                          ------------         ------------     ------------
Operating income                            14,346,596           13,155,676        8,662,587
Interest expense,net                         1,518,752            1,779,534        1,752,195
                                          ------------         ------------     ------------
Income before income taxes and
  accouting change                          12,827,844           11,376,142        6,910,392
Income tax expense                           4,620,000            4,100,000        2,042,000
                                          ------------          -----------     ------------
Income before accounting change              8,207,844            7,276,142        4,868,392
Accounting change, net of $311,000
  income tax credit(note 1)                                                         (484,390)
                                          ------------          -----------     ------------
Net income                                $  8,207,844          $ 7,276,142     $  4,384,002
                                          ============          ===========     ============


                      Mega Marts, Inc./Tri City Pick 'n Save
     Combined Statements of Changes in Stockholders' and Divisional Equity

                                                              Retained       Total
                                               Additional     Earinings/    Stockholders'
                                     Common       Paid-In     Divisional    and Divisional
                                     Stock       Capital       Equity          Equity
                                     ------    -----------    -----------   --------------
Balance, December 28, 1996           $58,000    $232,000      $26,851,302    $27,141,302
Net income for the year ended
  January 3, 1998                                               4,384,002      4,384,002
  Changes in divisional equity                                 (1,172,974)    (1,172,974)
                                     -------    ---------     -----------    ------------
Balance, January 3, 1998              58,000     232,000       30,062,330     30,352,330
Net income for the year ended
  January 2,1999                                                7,276,142      7,276,142
Changes in divisional equity                                   (4,557,534)    (4,557,534)
                                     -------    ---------     -----------    -----------
Balance January 2, 1999               58,000     232,000       32,780,938     33,070,938
Net income for the year ended
  January 1, 2000                                               8,207,844      8,207,844
Changes in divisional equity                                     (754,602)      (754,602)
                                     -------    ---------     -----------    -----------
Balance January 1, 2000              $58,000    $232,000      $40,234,180    $40,524,180
                                     =======    ========      ===========    ===========

                     Mega Marts, Inc./Tri City Pick 'n Save
                       Combined Statements of Cash Flows

                                                      Year ended
                                              January 1, 2000   January 2, 1999   Januray 3, 1998
                                              ---------------   ---------------   ---------------
Operating activities
Net income                                    $ 8,207,844       $ 7,276,142        $ 4,384,002
Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                6,048,155         5,728,438          5,585,270
   Amortization of deferred financing costs        22,197            33,768             33,768
   Accounting change-inventory valuation                                               795,390
   Deferred income taxes                           15,000           317,000           (110,000)
   Noncash portion of annual rebates           (1,368,784)       (1,167,165)        (1,260,391)
   Other                                          (43,479)
   Changes in operating assets and liabilities
    Receivables                                (1,223,486)       (2,242,280)        (2,130,021)
    Inventories                                  (587,474)          810,188         (2,255,527)
    Other current assets                         (619,911)         (247,285)           633,998
    Accounts payable                            2,334,340         1,174,803            855,659
    Income taxes                                   43,635           505,650           (410,866)
    Other current liabilities                   1,446,736           (87,358)         1,757,779
                                              ------------      -----------        -----------
Net cash provided by operating activities      14,274,773        12,101,181          7,879,061

Investing activities
Purchase of property and equipment            (10,133,104)       (5,500,885)        (9,529,536)
Purchase of investments                          (575,722)         (521,485)
Other                                             104,214            16,605            129,000
                                              -----------       -----------        -----------
Net cash used in investing activities         (10,604,612)       (6,005,765)        (9,400,536)

Financing activities
Borrowings under term loans                                                          5,179,000
Net borrowings under revolving credit facility    203,697         3,689,766          3,626,888
Payment of term loans and other                   (35,423)       (6,397,362)        (3,981,020)
Net cash activity with affiliate               (1,826,393)       (2,660,312)        (1,795,746)
                                              -----------       -----------        -----------
Net cash provided by (used in) financing       (1,658,119        (5,367,908)         3,029,122
                                              -----------       -----------        -----------
Increase in cash                                2,012,042           727,508          1,507,647
Cash at beginning of year                       5,425,140         4,697,632          3,189,985
                                              -----------       -----------        -----------
Cash at end of year                           $ 7,437,182       $ 5,425,140        $ 4,697,632
                                              ===========       ===========        ===========
Additional cash flow information:
  Interest paid                               $ 1,548,894       $ 2,037,926        $ 1,893,977
  Income taxes                                  4,561,365         3,277,350          2,251,866

                      Mega Marts, Inc./Tri City Pick 'n Save
                      Notes to Combined Financial Statements



1. Organization, Basis of Presentation and Significant Accounting Policies

Basis of Presentation and Description of the Company

The accompanying financial statements include the combined grocery store operations of Mega Marts, Inc. (Mega Marts) and the Tri City Pick `n Save Mega Food Center (Tri City Pick `n Save), a division of NDC, Inc. (NDC) (collectively, the Company). Mega Marts and NDC are commonly controlled by the same principal stockholders. All significant intercompany transactions have been eliminated in combination.

The Company operates seventeen food stores located throughout southeastern Wisconsin and northern Illinois. The food stores are operated as Pick `n Save Mega Food Centers under separate Purchase Agreements and License Agreements (Agreements) with Roundy's, Inc. (Roundy's). Roundy's granted the Company the right to use the trademark and tradename "Pick `n Save" in connection with the conduct of its food merchandising business at the locations. In return, the Company has agreed to purchase, on an aggregate basis, at least 50% of its merchandise held for sale from Roundy's as long as the Roundy's merchandise is competitively priced. No license fees were required to be paid to Roundy's for the rights granted and the term of the Agreements for ten stores, including the Tri City Pick `n Save, is ten years expiring December 31, 2004. The term for the remaining stores is the same as the current term of each store's building lease.

The Company's purchases from Roundy's were approximately $330,687,000, $293,406,000 and $268,557,000 in 1999, 1998 and 1997, respectively.

Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal year. Actual results could differ from those estimates.

Year-End

The Company uses a 52 - 53 week fiscal year ending on the Saturday closest to December 31. The year ended January 1, 2000 (1999) included 52 weeks, the year ended January 2, 1999 (1998) included 52 weeks and the year ended January 3, 1998 (1997) included 53 weeks.


1. Organization, Basis of Presentation and Significant Accounting
   Policies (continued)

Revenue Recognition

Revenue from sales of the Company's goods is recognized at the time of sale.

Advertising

The Company expenses the costs of advertising as incurred. Total advertising expense was $3,500,252, $3,361,026 and $3,019,849 in 1999,
1998 and 1997, respectively.

Inventories

Merchandise inventories are valued at the lower of cost or market. Mega Mart determines cost using the last-in, first-out (LIFO) retail inventory method whereas, Tri City Pick `n Save determines cost using the first-in, first-out (FIFO) retail inventory method. Approximately 90% and 91% of the Company's inventory is valued using the LIFO method in 1999 and 1998, respectively.



                                            1999                1998

Merchandise inventories at FIFO cost      $26,235,584         $24,911,834
LIFO reserve                               (3,709,631)         (2,973,355)
                                          -----------         -----------
                                          $22,525,953         $21,938,479
                                          ===========         ===========

Effective December 29, 1996, the Company revised its method for determining the cost complement applied to its retail inventories to reduce their value to cost. The new method more accurately reflects the impact of markups on purchases and promotional markdowns. The impact of the change in accounting was to reduce the value of LIFO inventory at December 29, 1996, by $795,390 ($484,390, net of $311,000 income tax credit).

Property and Equipment

Property and equipment are carried at cost. Provisions for depreciation and amortization have been computed using the straight-line method for financial reporting purposes over estimated useful lives of 20 to 40 years for buildings and improvements, 5 to 30 years for leasehold improvements, and 5 to 15 years for equipment.

1. Organization, Basis of Presentation and Significant Accounting
   Policies (continued)

Intangible Assets

Intangible assets include acquired leasehold rights, covenants not-to-compete and goodwill. The leasehold rights are being amortized on a straight-line basis over the remaining terms of the assumed leases, including renewal periods. The covenants not-to-compete are being amortized on a straight-line basis over the periods covered by the noncompete agreements. Goodwill is being amortized on a straight-line basis over 20 years. Accumulated amortization was $2,713,453 and $2,557,201 at January 1, 2000 and January 2, 1999, respectively.

Deferred Charges

Costs incurred in obtaining financing or the purchase of license agreements have been deferred and are amortized over the term of the related agreements.

Preopening Costs

The Company charges all preopening costs to expense as incurred.

Derivative Financial Instruments

In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which was amended by SFAS No. 137, and which is required to be adopted by the Company effective December 31, 2000. The Statement will require the Company to recognize all derivatives, including interest rate swaps, on the balance sheet at fair value. If the derivative is a hedge, such as an interest rate swap, changes in the fair value of derivatives will be recognized in other comprehensive income. The Company estimates that the effect of the adoption will not be material to its financial position, results of operations or cash flows.

Comprehensive Income

Net income for all years presented is the same as comprehensive income.


2. Investments

Investments consisted of the following at January 1, 2000 and
January 2, 1999:
                             1999        1998
Roundy's, Inc. stock       $8,794,389   $7,068,945
Other                         292,994      293,539
                           ----------   ----------
                           $9,087,383   $7,362,484
                           ==========   ==========

Roundy's is a cooperative and the Company receives annual patronage dividends, of which a portion is received in the form of Roundy's stock.
The investment is carried at cost. The Company purchased 5,015 shares and 5,037 shares in 1999 and 1998, respectively, of Roundy's stock directly from Roundy's for $575,722 and $521,485 in 1999 and 1998, respectively, based on the reported book value of Roundy's stock. The value of the investment using the reported book value of the Roundy's stock as of January 1, 2000 and January 2, 1999, was approximately $17,291,000 and $13,549,000, respectively. The stock is not publicly traded.

3. Property and Equipment

Property and equipment consisted of the following at January 1, 2000 and January 2, 1999:
                                1999          1998
Land and improvements        $ 1,740,134     $ 1,708,490
Buildings and improvements    12,626,333      12,612,074
Leasehold improvements        16,946,054      11,968,484
Equipment                     52,457,493      47,356,920
Property and equipment
under construction                23,454         308,894
                             -----------     -----------
                              83,793,468      73,954,862
Less accumulated depreciation 36,678,999      31,096,079
                             -----------     -----------
                             $47,114,469     $42,858,783
                             ===========     ===========


Depreciation expense for property and equipment totaled $5,877,418, $5,485,782 and $5,209,461 for 1999, 1998 and 1997, respectively.


4. Long-Term Debt and Guarantee

Long-term debt consisted of the following at January 1, 2000 and January 2, 1999:


                                        1999        1998
Bank revolving credit facility       $22,644,000   $22,440,303
Other                                     91,750       127,173
                                     -----------   -----------
                                      22,735,750    22,567,476
Less current portion                      36,140        34,751
                                     -----------   -----------
                                     $22,699,610   $22,532,725
                                     ===========   ===========

In February 1999, Mega Marts entered into a five-year bank credit agreement that provides for a revolving loan commitment of $34,000,000 through January 15, 2004. The maximum amount available under the commitment declines by $3,000,000 annually beginning January 15, 2000. Borrowings under the bank credit agreement are secured by substantially all of Mega Marts' assets. Interest rates on borrowings under the bank credit agreement are, at Mega Marts option, either at the bank's reference rate less a performance margin ranging from .25% to 1.00% or at LIBOR rates plus a performance margin ranging from .75% to 1.75%. The respective performance margins are determined based on a ratio of debt to operating cash flow. The current borrowing rates are the reference rate less .75% (effectively 7.75%) and LIBOR plus 1.00%.

In November 1998, Mega Marts entered into a five-year interest rate swap agreement with the bank under which Mega Marts pays a fixed rate of 5.85% and receives a floating LIBOR rate. The effect of the interest rate swap agreement is to fix the rate on $15,000,000 of borrowings at 5.85% plus the LIBOR rate performance margin (effectively 6.85% as of January 1, 2000). At January 1, 2000, the fair value of the interest rate swap agreement was $212,600.

The bank credit agreement requires Mega Marts to maintain specified debt to operating cash flow and fixed charge coverage ratios and minimum tangible net worth, and limits, among other things, capital expenditures, additional debt, dividends and redemption of common stock.

Mega Marts has also guaranteed NDC bank debt totaling $33,230,827 at January 1, 2000.

4. Long-Term Debt and Guarantee (continued)

Maturities of debt for the five years subsequent to January 1, 2000, are as follows:

2000       $       36,140
2001               36,869
2002               18,741
2003              644,000
2004           22,000,000

5. Lease Commitments

The Company leases sixteen of its stores under operating leases (ten from outside third parties and six from NDC). The lease agreements include renewal options (usually in five-year increments) that generally provide for a total extended term of 20 to 30 years. The Company is required to pay utilities, real estate taxes, insurance and maintenance expenses on the leased properties. Lease agreements for twelve of the store locations contain a provision for additional rent based on a percentage of the store's sales in excess of a stipulated amount.

Rental expense under operating leases for the years ended January 1, 2000, January 2, 1999 and January 3, 1998, was as follows:





                              1999       1998          1997
Minimum rentals         $ 6,983,423  $ 6,790,594   $ 6,404,648
Contingent rentals          291,473      198,309       197,693
Sublease income          (2,373,787)  (2,153,251)   (1,821,478)
                        -----------  -----------   -----------
Totals                  $ 4,901,109  $ 4,835,652   $ 4,780,863
                        ===========  ===========   ===========

5. Lease Commitments (continued)

Future minimum lease payments required for all noncancelable operating leases with outside third parties and NDC and related sublease income having remaining terms in excess of one year at January 1, 2000, are as follows:


         Outside Third
            Parties               NDC        Subleases
2000    $   2,938,448       $  3,840,479   $1,408,167
2001        2,938,868          3,840,479    1,285,295
2002        3,036,572          3,840,479      890,202
2003        3,114,213          3,840,479      652,726
2004        3,182,989          3,840,479      462,640
Thereafter 15,661,585         33,176,547      209,232
           -----------       -----------   ----------
          $30,872,675        $52,378,942   $4,908,262
          ===========        ===========   ==========

6. Income Taxes

NDC has elected to be subject to the provisions of Subchapter S of the Internal Revenue Code. The liabilities for federal and state income taxes under Subchapter S provisions are the responsibility of the stockholders individually. Accordingly, the combined financial statements include no provision for income taxes for the Tri City
Pick `n Save, which is a division of NDC. Mega Marts is a "C" Corporation whose deferred income taxes reflect the net tax effects of temporary differences between the asset and liability amounts recognized for financial reporting purposes and the amounts used for income tax purposes.

Income before income taxes and accounting change attributable to the taxable and nontaxable entities is as follows:


                                           1999           1998        1997

Income attributable to taxable entities $11,893,662 $10,580,690 $5,566,875 Income attributable to Tri City
Pick `n Save                                934,182       795,452   1,343,517
Combined income before income taxes
and accounting change                   -----------   ------------  ---------
                                        $12,827,844   $11,376,142  $6,910,392
                                        ===========   ===========  ==========
6. Income Taxes (continued)

The components of the provision for income taxes are as follows:


                            1999        1998       1997
Current federal        $3,657,000   $3,002,000  $1,517,000
Current state             948,000      781,000     324,000
Deferred                   15,000      317,000     201,000
                       ----------   ----------   ---------
                       $4,620,000   $4,100,000  $2,042,000

The provision for income taxes for the taxable entities differs from the amount that would be provided by applying the statutory U.S.
corporate tax rate due to the follow items:


                                            1999    1998    1997

Provision at statutory rate                 34.1%   34.0%   34.0%
State income taxes, net of federal benefit   5.3     5.3     4.0
Other                                       (0.6)   (0.6)   (1.3)
                                           -------  -----  ------
Effective tax rate                          38.8%   38.7%   36.7%

Deferred income taxes consist of the following:


                                     1999                   1998
Deferred tax assets:
Inventory differences           $    459,000             $    541,000
Compensation related accruals        384,000                  274,000
Other                                 31,000                   41,000
                                ------------             -------------
                                     874,000                  856,000
Deferred tax liabilities:
Accumulated depreciation          (4,370,000)              (4,404,000)
Annual rebate receivable            (690,000)                (604,000)
Other                                (71,000)                 (90,000)
                                ------------             ------------
                                  (5,131,000)              (5,098,000)
Net deferred income tax         -------------            ------------
liabilities                      $(4,257,000)             $(4,242,000)
                                =============             ============

7. Profit-Sharing Plan

Mega Marts and NDC have a noncontributory, defined-contribution profit-sharing plan (the Plan) that covers all nonunion employees of the Company meeting minimum eligibility requirements. Contributions to the Plan are discretionary, determined by a resolution of each entity's Board of Directors and are generally based on a percentage of the participants' compensation for the year. Mega Marts also has a noncontributory, defined-contribution profit-sharing plan that covers union employees of Mega Marts meeting minimum eligibility requirements. Total contributions to the plans were approximately $877,000, $774,000 and $650,000 in 1999, 1998 and 1997, respectively.

8. Related Party Transactions

NDC owns and operates several divisions which provide various administrative and construction services to the Company.

The following amounts were charged to the Company by NDC for these services:


                                         1999         1998            1997

Administrative services               $1,260,000   $1,260,000      $1,260,000
Maintenance and construction services
(including amounts capitalized)        1,683,903    1,290,251       1,181,290


The Company leases six of its stores from NDC. Total rent expense was $3,840,480, $3,781,291 and $3,413,777 in 1999, 1998 and 1997, respectively.

The principal stockholders of Mega Marts and NDC are also the principal shareholders of Tri City Bankshares Corporation (the Bank), which operates numerous banks in the Milwaukee metropolitan area. The Bank has branch offices in certain of the Company's food stores. The Company received rental income from the Bank of $227,153, $216,216 and $193,641 in 1999, 1998 and 1997, respectively.

The affiliate balance reflects NDC's participation in Mega Mart's cash management program. Amounts outstanding under the program bear interest at the bank reference rate under the companies' revolving credit facilities. The Company earned $10,190, $91,638 and $68,995 of interest income on the affiliate balance during 1999, 1998 and 1997, respectively.

Interest expense was allocated to the Tri City Pick `n Save from NDC based on the borrowings which were used to fund inventories and related purchases.

9. Sale of the Company

On March 31, 2000, the shareholders of Mega Marts sold all shares of outstanding Mega Marts capital stock to Roundy's for approximately $123,900,000, subject to adjustment as provided in the stock purchase agreement. Concurrently, NDC sold all of the assets of its Tri City
Pick `n Save to Roundy's for approximately $11,200,000 subject to adjustment as provided in the asset purchase agreement. In addition, certain executives of the Company entered into noncompetition agreements for aggregate consideration of $1,000,000.

In connection with these transactions, Mega Marts was released of its guarantee of NDC's bank debt as described in Note 4.